UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

     CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
November 4, 2004

Maxtor Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-16447 (Commission File No.)	77-0123732 (I.R.S. Employer Identification No.)

500 McCarthy Blvd., Milpitas, California 95035
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(408) 894-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Maxtor Corporation (the “Company”) hereby amends its Current Report on Form 8-K, as furnished to the Securities and Exchange Commission on October 20, 2004, in order to reflect revised financial results for the third quarter ended September 25, 2004 resulting from corrected severance expenses included in the restructuring charge.

Item 2.02 Results of Operations and Financial Condition.

     On October 20, 2004 the Company issued a press release regarding its financial results for the quarter ended September 25, 2004. The Company has revised the restructuring charge included in the financial results set forth in the press release for such quarter to reflect corrected severance expenses included in the charge. The Quarterly Report on Form 10-Q for the quarter ended September 25, 2004 contains corrected financial results for the three and nine months ended September 25, 2004. Revised tables reflecting these changes are attached as Exhibit 99.1, replacing in its entirety the previously filed Exhibit 99.1 and the Condensed Consolidated Balance Sheet as of September 25, 2004 and Condensed Consolidated Statement of Operations for the three and nine months ended September 25, 2004 included in the previously filed press release dated October 20, 2004 under Exhibit 99.2. The financial results included in the previously filed October 20, 2004 press release are corrected in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 25, 2004, and a corrected summary appears below in Item 8.01.

The Company provides in the press release and conference call certain non-GAAP financial measures, including non-GAAP net income (loss) and non-GAAP net income (loss) per share. As used herein, “GAAP” refers to accounting principles generally accepted in the United States. These non-GAAP financial measures exclude from the directly comparable GAAP measures, amortization of intangible assets, stock compensation expenses, income from litigation and restructuring charges. As required by Regulation G, the press release contains a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures. The Company believes the non-GAAP measures are useful to investors because they provide an alternative method for measuring the operating performance of the Company’s business, excluding (a) certain non-cash items relating to the Company’s April 2001 acquisition of the Quantum HDD business which charges will decline in stages over the next six quarters and (b) income from litigation and restructuring charges not directly related to the ongoing core operations of the Company. The Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s operating performance and in determining compensation. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as reported by the Company may not be comparable to similarly titled items reported by other companies.

Item 8.01 Other Events.

     Revenue for the quarter ended September 25, 2004 was $927.2 million. The Company reported a net loss on a GAAP basis in the third quarter ended September 25, 2004 of $94.8 million, or $(0.38) per share. Included in the GAAP net loss was $31.4 million of severance and facilities-related restructuring charges and a $5.1 million charge for the amortization of intangible assets. In the third quarter of 2003, revenue totaled $1.066 billion. Net income on a GAAP basis in the third quarter of 2003 was $29.9 million, or $0.12 per diluted share. The GAAP net income included a charge for the amortization of intangible assets and stock-based compensation expense totaling $20.7 million.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibit:

Exhibit
No.	Description
Exhibit 99.1	Maxtor Corporation Condensed Consolidated Balance Sheet as of September 25, 2004 and Condensed Consolidated Statements of Operations for the three and nine month periods ended September 25, 2004.

Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 4, 2004

MAXTOR CORPORATION
By:	/s/ Paul J. Tufano
	Name:	Paul J. Tufano
	Title:	President, Chief Executive Officer and Acting Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Maxtor Corporation Condensed Consolidated Balance Sheet as of September 25, 2004 and Condensed Consolidated Statements of Operations for the three and nine month periods ended September 25, 2004.

Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.